UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019 (November 7, 2019)

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of Principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 7, 2019, DIRTT Environmental Solutions Ltd. (“the Company”) entered into new indemnification agreements with each of the its directors and executive officers (individually, an “indemnified party,” and collectively, the “indemnified parties”). The indemnification agreements replace any indemnification agreement previously entered into with the indemnified parties. From time to time, the Company reviews its indemnification agreements and decided to enter into new indemnification agreements principally to update its forms following the Company’s listing of its common shares on The Nasdaq Global Select Market on October 9, 2019.

Each indemnification agreement requires the Company to indemnify and hold harmless the indemnified parties to the fullest extent permitted by law. This means, among other things, that the Company must indemnify the indemnified party for the payment of losses and the advancement of certain expenses incurred by the indemnified party in connection with a claim arising by reason of the indemnified party’s status or service as one of the Company’s directors, officers, employees or agents or by reason of the fact that the indemnified party is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the indemnified party meets the standard of conduct provided under law. The indemnification agreements also require the Company to advance expenses in defending such an action provided that the indemnified party undertakes to repay the amounts if the indemnified party ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the indemnified party whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnified party’s right to indemnification, whether or not wholly successful.

The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an indemnified party for six years after the indemnified party ceases to be a director or officer. The indemnification agreements also limit the period in which the Company can bring an action against the indemnified party to two years after the indemnified party ceases to be an officer or director.

The foregoing summary and description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As previously disclosed in the Company’s press release dated July 30, 2019, and in the Company’s Registration Statement on Form 10 dated September 20, 2019, Richard Haray resigned from the Company’s Board of Directors effective November 7, 2019. Mr. Haray’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Indemnification Agreement, dated November 7, 2019, between the Company and Kevin O’Meara, together with a schedule identifying other substantially identical agreements between the Company and each of the other persons identified on the schedule.

+	Compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: November 14, 2019	By: /s/ Geoffrey D. Krause
Geoffrey D. Krause
Chief Financial Officer
(Principal Financial Officer)

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